UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2021

 ARLO TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-38618	38-4061754
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)

3030 Orchard Parkway
San Jose,	California		95134
(Address of principal executive offices)			(Zip Code)
(408) 890-3900
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 29, 2021, the Sublease dated May 25, 2021 (the “Sublease”) by and between Arlo Technologies, Inc. (the “Company”) and Vocera Communications, Inc. (“Subtenant”) became effective, whereby the Company agreed to sublease to Subtenant all of the approximately 78,000 rentable square feet of office space located at 3030 Orchard Parkway in San Jose, California (the “Subleased Premises”) currently leased pursuant to the Company’s office lease with LT Orchard Parkway, LLC, dated June 28, 2018. The initial term of the Sublease will commence on February 1, 2022, and will expire on June 30, 2029, unless earlier terminated in accordance with the Sublease. The Subtenant will pay to the Company an escalating base rent over the life of the Sublease of approximately $167,000 to $206,000 per month. In addition, the Subtenant will pay its pro rata portion of property expenses and operating expenses for the Subleased Premises.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLO TECHNOLOGIES, INC.
Registrant

/s/ GORDON MATTINGLY
Gordon Mattingly
Chief Financial Officer

Dated: July 2, 2021